UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

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Commission Only (as permitted
by Rule 14a-6(e)(2))
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[_]	Soliciting Material Under Rule 14a-12

EAGLE BULK SHIPPING INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

__________________

SUPPLEMENT TO THE PROXY STATEMENT DATED OCTOBER 12, 2011
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2011

__________________

              This supplement (this "Supplement") to the proxy statement dated October 12, 2011 and sent to shareholders on or about October 14, 2011 (the "Proxy Statement") of Eagle Bulk Shipping Inc., a Marshall Islands corporation (the "Company") is being sent to shareholders of record as of October 7, 2011 in connection with the Company's special meeting of shareholders (the "Special Meeting") to be held on November 17, 2011 at 10:00 a.m., local time, at the offices of Seward & Kissel LLP, 23rd Floor, One Battery Park Plaza, New York, New York, 10004.  This Supplement contains additional information about one of the items of business to be considered at the Special Meeting and should be read together with the Proxy Statement.

The purpose of this Supplement is to provide additional information regarding Proposal No. 2 in the Proxy Statement ("Proposal No. 2").  Proposal No. 2 is to approve the Company's 2011 Equity Incentive Plan (the "2011 Plan").  We are supplementing the disclosure beginning on page 16 of the Proxy Statement under the section entitled "Proposal No. 2: Approval of 2011 Equity Incentive Plan, New Plan Benefits" to reflect the fact that the Company will not grant under the 2011 Plan, if approved, awards that, in the aggregate, will be exercisable for more than 10% of the total number of the Company's outstanding common shares, on a fully diluted basis, as of the first vesting date of such awards.

Set forth below is the text of the New Plan Benefits section of Proposal No. 2, supplemented as discussed above.  Deleted text is shown below as crossed through and new text is shown below in bold and underlined:

New Plan Benefits

"Awards under the 2011 Plan are subject to the discretion of the Administrator, and, other than as set forth below, no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2011 Plan. Therefore, it is not possible to determine the future benefits that will be received by participants.

Subject to shareholder approval of the 2011 Plan and the successful completion of the transaction described below, the Company's board of directors intends to grant to certain members of the Company's senior management stock options to purchase ~~an aggregate number of~~ shares of Common Stock. These options, if granted, will be in the aggregate equal to ~~approximately~~ not more than 10% of the Company's issued and outstanding Common Stock on a fully diluted basis, ~~on~~ as of the ~~date the options first become exercisable.  It is anticipated that the~~ first vesting date of such awards.  The options will be contingent on management's successful negotiation of the refinancing or restructuring of the Company's outstanding credit facility (the "Transaction"), and the Company will not grant any additional awards under the 2011 Plan.  If granted, the options are expected to have an above market exercise price and to remain exercisable in accordance with their terms following the termination of a recipient's employment with the Company.  Except as described in the preceding sentences, the Company has not made any determination as to future grants under the 2011 Plan.

Certain tables below, including the 2010 Summary Compensation Table, 2010 Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal 2010 Year End Table, and Option Exercises and Stock Vested for Fiscal 2010 Table, set forth information with respect to prior awards granted to our individual named executive officers under the 2009 Plan.  In addition, the Securities Authorized for Issuance under Equity Compensation Plans table below provides information as of December 31, 2010, regarding the equity outstanding under our equity compensation plans, the weighted average exercise price of outstanding equity, and the number of securities remaining available for issuance."

Except as set forth above, the Proxy Statement remains unchanged.  The Board of Directors continues to recommend unanimously that shareholders vote FOR the proposals listed in the Proxy Statement, as supplemented by this Supplement.

If a shareholder returns his or her proxy card or votes via the Internet or by telephone at any time (either prior to or after the date of this Supplement) indicating in favor of Proposal No. 2, such vote will constitute a vote in favor of such proposal as supplemented by this Supplement.  If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Special Meeting by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Special Meeting in person and casting a ballot.

If any shareholder would like a new proxy card or copies of the Proxy Statement or this Supplement or has any question, he or she should contact The Altman Group, our proxy solicitor for the Special Meeting at:

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on November 17, 2011: The notice of the Meeting, the proxy statement and the form of proxy are available at: www.proxyonline.us/docs/eaglebulkshipping.pdf.

BY ORDER OF THE BOARD OF DIRECTORS

November 4, 2011